EXHIBIT 15.1

Maples and Calder Letterhead

Our ref                                                          DKP/302248-000002/14422891v2

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Email                                                                Devika.Parchment@maples.com

Ctrip.com International, Ltd.

968 Jin Zhong Road

Shanghai 200335

People’s Republic of China

15 March, 2019

Dear Sirs

Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission in the month of March 2019 and further consent to the incorporation by reference of the summary of our opinion under this heading into the Company’s registration statement on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899 and No. 333-230297) that were filed on June 17, 2004, August 3, 2006, October 17, 2007, June 22, 2017 and March 15, 2019, respectively.

Yours faithfully,

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP